                                                                  EXECUTION COPY

                                AMENDMENT NO. 2


         This AMENDMENT NO. 2 (this "Amendment") to the Credit Agreement (as defined below) is entered into as of April 30, 1996 by and among The Coleman Company, Inc. (the "Company"), certain foreign subsidiaries of the Company party thereto (each a "Foreign Borrower" and, collectively, together with the Company, the "Borrowers"), the Lenders (as defined below) party hereto and Credit Suisse, as agent for the Lenders (the "Agent").

         WHEREAS, the Borrowers, certain lenders (the "Lenders") and the Agent are party to the Amended and Restated Credit Agreement dated as of August 3, 1995 (as amended, supplemented or otherwise modified from time to time, the "Agreement"; capitalized terms used but not defined herein shall have their respective meanings specified in the Agreement); and

         WHEREAS, the Borrowers have requested that the Lenders and the Agent agree, and Required Lenders party hereto and the Agent are willing, to amend the Agreement, on the terms and conditions of this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO SECTION 8.07. Subject to the satisfaction of the conditions to effectiveness specified in Section 5 hereof, Paragraph (e) of Section 8.07 of the Agreement shall be amended (a) to delete clause (iii) of the proviso thereto and (b) to renumber clauses (iv) and (v) of the proviso thereto as clauses (iii) and (iv), respectively.

         SECTION 2. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants as of the date hereof that: (a) this Amendment has been duly executed and delivered by such Borrower and that this Amendment constitutes such Borrower's legal, valid and binding obligation, enforceable against such Borrower in accordance with its terms, (b) no Default has occurred and is continuing and, (c) the representations and warranties made or deemed to have been made by such Borrower in Article IV of the Agreement are true and correct in all material respects on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific earlier date, as of such date). It shall be an Event of Default for all purposes of the Agreement if any of the representations and warranties made herein shall be, or shall prove to have been, false or misleading as of the time made in any material respect.

         SECTION 3.     CONFIRMATION OF COMPANY GUARANTY.  The Company hereby
(a) reaffirms and restates as of the date hereof the obligations of the Company pursuant to the Company Guaranty, (b) confirms that the Guaranteed Obligations (as defined in the Company Guaranty) shall include, without limitation, the Obligations of each Foreign Borrower under the Credit Agreement and each other Loan Document, as each may be amended hereby and (c) agrees that each reference to the Credit Agreement or words of similar import in each Loan Document shall be a reference to the Credit Agreement as amended hereby.

         SECTION 4. NO OTHER CONSENTS, WAIVERS OR AMENDMENTS. Except as specifically provided in this Amendment, no other consents, waivers or amendments are made or permitted hereby to the Agreement. All other terms and conditions of the Agreement remain in full force and effect and apply fully to this Amendment.

         SECTION 5. EFFECTIVENESS. This Amendment shall become effective on the date (the "Amendment Effective Date") that the following conditions precedent shall have been satisfied:

              (a) The Agent shall have received the following documents (each document to be received by the Agent shall be in form and substance satisfactory to the Agent):

              (i) a copy of this Amendment, duly executed by the Borrowers, the Agent and Required Lenders;

              (ii) a copy of the Confirmation of Subsidiary Guaranty that follows the signature pages hereof, duly executed by each of the Subsidiaries party to the Subsidiary Guaranty;

              (iii)such other approvals, opinions or documents as Required Lenders or the Agent may reasonably request;

              (b) No event has occurred and is continuing that constitutes a Default under the Agreement on the date hereof or on the Amendment Effective Date, or after giving effect to the transactions contemplated hereby;

              (c) Amendment No. 1 to the Agreement shall have become effective.

Upon such effectiveness, the Agent shall promptly notify the Company and each of the Lenders of such effectiveness.

         SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

         SECTION 7. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SECTION 8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                        THE COLEMAN COMPANY, INC., as a Borrower



                        By: /s/ H. MacGregor Clarke
                             ---------------------------------
                             Name:  H. MacGregor Clarke
                             Title: Vice President and Treasurer

                        COLEMAN JAPAN CO., LTD., as a Borrower



                        By: /s/ Larry E. Sanford
                             ---------------------------------
                             Name:  Larry E. Sanford
                             Title: Director

                        COLEMAN (DEUTSCHLAND) GMbH, as a Borrower



                        By: /s/ Larry E. Sanford
                             ---------------------------------
                             Name:  Larry E. Sanford
                             Title: Managing Director

                        CREDIT SUISSE, as Agent and a Lender



                        By: /s/ Juerg Johner
                             ---------------------------------
                             Name:  Juerg Johner
                             Title: Associate



                        By: /s/ Michael C. Mast
                             ---------------------------------
                             Name:  Michael C. Mast
                             Title: Member of Senior Management

                        CHEMICAL BANK, as a Lender



                        By: /s/ Peter C. Eckstein
                             --------------------------------
                             Name:  Peter C. Eckstein
                             Title: Vice President

                        CITIBANK, N.A., as a Lender



                        By: /s/ Jolie Eisner
                             ---------------------------------
                             Name:  Jolie Eisner, Managing Director
                             Title: Attorney-In-Fact

                        BANK OF AMERICA ILLINOIS, as a Lender



                        By: /s/ Donald J. Chin
                             ---------------------------------
                             Name:  Donald J. Chin
                             Title: Vice President

                        THE LONG TERM CREDIT BANK OF
                          JAPAN, LTD., LOS ANGELES AGENCY,
                          as a Lender



                        By: /s/ Genichi Imai
                             ---------------------------------
                             Name:  Genichi Imai
                             Title: Joint General Manager

                        NATIONSBANK (CAROLINAS), N.A., as a Lender



                        By: /s/ S. Lynn Callicott
                             ---------------------------------
                             Name:  S. Lynn Callicott
                             Title: Vice President

                        TORONTO DOMINION (TEXAS), INC.,
                         as a Lender



                        By: /s/ Lisa Allison
                             ---------------------------------
                             Name:  Lisa Allison
                             Title: Vice President

                        BANK IV KANSAS, N.A., as a Lender



                        By: /s/ Michael E. Wegeng
                             ---------------------------------
                             Name:  Michael E. Wegeng
                             Title: Senior Vice President

                        THE YASUDA TRUST & BANKING
                         COMPANY, LIMITED, CHICAGO
                         BRANCH, as a Lender



                        By:  /s/ Joseph C. Meek
                             ---------------------------------
                             Name:  Joseph C. Meek
                             Title: First Vice President and Manager

                        THE FIRST NATIONAL BANK OF BOSTON,
                         as a Lender



                        By: /s/ Richard D. Hill, Jr.
                             ---------------------------------
                             Name:  Richard D. Hill, Jr.
                             Title: Director


                        THE FUJI BANK LIMITED, as a Lender



                        By:  /s/ Katsunori Nozawa
                             ---------------------------------
                             Name:  Katsunori Nozawa
                             Title: Vice President & Manager

                        ISTITUTO BANCARIO SAN PAOLO DI
                         TORINO S.P.A., as a Lender



                        By: /s/ William J. DeAngelo  Ettore Viazzo
                             ---------------------------------
                             Name:  William J. DeAngelo   Ettore Viazzo
                             Title: First V.P.            V.P.

                        THE NIPPON CREDIT BANK, LTD., as a
                         Lender



                        By: /s/ Yoshihide Watanabe
                             ---------------------------------
                             Name:  Yoshihide Watanabe
                             Title: Vice President & Manager

                        THE BANK OF NEW YORK, as a Lender



                        By:  /s/ Robert Louk
                             ---------------------------------
                             Name:  Robert Louk
                             Title: Vice President

                        INDUSTRIAL BANK OF JAPAN, as a Lender



                        By: /s/ Junri Oda
                             ---------------------------------
                             Name:  Junri Oda
                             Title: SENIOR VICE PRESIDENT


                        UNION BANK, as a Lender


                        By: /s/ Cary Moore  Patricia Samson
                             ---------------------------------
                             Name:  Cary Moore      Patricia Samson
                             Title: Vice President  Credit Officer

                        BANQUE FRANCAISE DU COMMERCE
                         EXTERIEUR, as a Lender


                        By: /s/ Timothy Daileader  William Maier
                             ---------------------------------
                             Name:  Timothy Daileader/William Maier
                             Title: AVP               VP - Grp Mngr

                        THE SUMITOMO BANK, LIMITED, NEW
                          YORK BRANCH, as a Lender



                        By: /s/ Yoshinori Kawamura
                             ---------------------------------
                             Name:  Yoshinori Kawamura
                             Title: Joint General Manager

                         CONFIRMATION OF SUBSIDIARY GUARANTY

       Each of the undersigned (the "Guarantors") hereby (i) approves, ratifies, confirms and acknowledges the attached Amendment (the "Amendment"; terms defined therein being used herein as therein defined), (ii) reaffirms and restates as of the date hereof the obligations of such Guarantor pursuant to the Subsidiary Guaranty dated as of May 4, 1994 (as supplemented by Supplement No. 1 thereto dated as of March 9, 1995, by Supplement No. 2 thereto dated as of July 14, 1995 and by Supplement No. 3 thereto dated as of December 21, 1995, the "Subsidiary Guaranty") by the Guarantors in favor of the Agent and (iii) agrees that each reference to the Credit Agreement or words of similar import in each Loan Document to which such Guarantor is party shall be a reference to the Amended and Restated Credit Agreement, as amended by the Amendment. Each of the undersigned further represents and warrants to each Lender and the Agent that
(a) this acknowledgment has been duly executed and delivered by such Guarantor and constitutes such Guarantor's legal, valid and binding obligation, enforceable in accordance with its terms, and, (b) immediately after giving effect to the Amended and Restated Credit Agreement, as amended by the Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties made by such Guarantor in Section 5 of the Subsidiary Guaranty are true, correct and complete in all material respects as if made on and as of the date hereof, except that any such representation or warranty stated to relate to a specific earlier date is true and correct as of such earlier date. It shall be an Event of Default for all purposes of the Subsidiary Guaranty and the other Loan Documents if any of the representations and warranties made herein shall be, or shall prove to have been, false or misleading as of the time made in any material respect.

Dated:   April 30, 1996

                             GUARANTORS

                             AUSTRALIAN COLEMAN, INC.
                             BEACON EXPORTS, INC.
                             COLEMAN COUNTRY, LTD.
                             COLEMAN POWERMATE, INC.
                             COLEMAN POWERMATE COMPRESSORS, INC.
                             COLEMAN SPAS, INC.
                             COLEMAN U.K., INC.
                             COLEMAN VENTURE CAPITAL, INC.
                             KANSAS ACQUISITION CORP.
                             NIPPON COLEMAN, INC.
                             SEATT CORPORATION
                             SIERRA CORPORATION OF FORT SMITH, INC.
                             GENERAL ARCHERY INDUSTRIES, INC.
                             PEARSON HOLDINGS INCORPORATED
                             WOODCRAFT EQUIPMENT COMPANY
                             RIVER VIEW CORPORATION OF BARLING, INC.


                             By: /s/ Larry E. Sanford
                                 --------------------------------
                             Name:  Larry E. Sanford
                             Title: Vice President and Secretary

                             EASTPAK CORPORATION
                             EASTPAK MANUFACTURING CORPORATION




                             By: /s/ Larry E. Sanford
                                 --------------------------------
                             Name:  Larry E. Sanford
                             Title: Executive Vice President-Law,
                                        Administration & Development and
                                        Secretary

                             TAYMAR INC.




                             By: /s/ Larry E. Sanford
                                 --------------------------------
                             Name:  Larry E. Sanford
                             Title: President

                                          2